CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Combined Prospectus/Proxy Statement in the Registration Statement on Form N-14, dated August 14, 1997, of John Hancock Limited-Term Government Fund.

We also consent to the references to our firm under the caption "Financial Highlights" in the John Hancock Income Funds Prospectus with respect to the John Hancock Intermediate Maturity Government Fund and John Hancock Limited-Term Government Fund, dated October 1, 1997, and to the references to our firm under the caption "Independent Auditors" in the John Hancock Intermediate Maturity Government Fund Class A and Class B Statement of Additional Information dated October 1, 1997 and in the John Hancock Limited-Term Government Fund Class A and Class B Statement of Additional Information dated October 1, 1997, and to the use of our reports for the periods ended May 31, 1997, dated July 11, 1997 with respect to the financial statements and financial highlights of the John Hancock Intermediate Maturity Government Fund and John Hancock Limited-Term Government Fund, included in the Statement of Additional Information in this Registration Statement on Form N-14, dated August 14, 1997.



                                             /s/ Ernst & Young LLP
                                             Ernst & Young LLP



Boston, Massachusetts
August 8, 1997